                                                    Dated:  As of March 28, 1997


                              Amended and Restated
                                   Schedule A
                                     to the
                         Investment Advisory Agreement
                           between HighMark Funds and
                         Union Bank of California, N.A.


Name of Fund                      Compensation*
------------                      ------------
Balanced Fund                     Annual rate of sixty one-hundredths of one percent (.60%) of the Balanced Fund's average daily net assets.

Growth Fund                       Annual rate of sixty one-hundredths of one percent (.60%) of the Growth Fund's average daily net assets.

Income Equity Fund                Annual rate of sixty one-hundredths of one percent (.60%) of the Income Equity Fund's average daily net assets.

Value Momentum Fund               Annual rate of sixty one-hundredths of one percent (.60%) of the Value Momentum Fund's average daily net assets.

Blue Chip Growth Fund             Annual rate of sixty one-hundredths of one percent (.60%) of the Blue Chip Growth Fund's average daily net assets.

Emerging Growth Fund              Annual rate of eighty one-hundredths of one percent (.80%) of the Emerging Growth Fund's average daily net assets.

International Equity Fund         Annual rate of ninety five one-hundredths of one percent (.95%) of the International Equity Fund's average daily net assets.

Bond Fund                         Annual rate of fifty one-hundredths of one percent (.50%) of the Bond Fund's average daily net assets.

Intermediate-Term Bond Fund       Annual rate of fifty one-hundredths of one percent (.50%) of the Intermediate-Term Bond Fund's average daily net assets.

Government Securities Fund        Annual rate of fifty one-hundredths of one percent (.50%) of the Government Securities Fund average daily net assets.

Convertible Securities Fund       Annual rate of sixty one-hundredths of one percent (.60%) of the Convertible Securities Fund's average daily net assets.

California Intermediate           Annual rate of fifty one-hundredths of one percent (.50%) of the California Intermediate Tax-Free
Tax-Free Bond Fund                Bond Fund's average daily net assets.

Diversified Money Market Fund     Annual rate of thirty one-hundredths of one percent (.30%) of the Diversified Money Market Fund's average daily net assets.

U.S. Government Money             Annual rate of thirty one-hundredths of one percent (.30%) of the U.S. Government Money Market
Market Fund Fund's                average daily net assets.

100% U.S. Treasury                Annual rate of thirty one-hundredths of one percent (.30%) of the 100% U.S. Treasury Money Market
Money Market Fund                 Fund's average daily net assets.

California Tax-Free Money         Annual rate of thirty one-hundredths of one percent (.30%) of the California Tax-Free Money Market
Market Fund                       Fund's average daily net assets.





*  All fees are computed daily and paid monthly

                                  HIGHMARK FUNDS

                                  By:  /s/ [SIG]
                                       ------------------------------------

                                  Title:  Vice President
                                          ----------------------------------


                                  UNION BANK OF CALIFORNIA, N.A.

                                  By:  /s/ [SIG]
                                       -------------------------------------

                                  Title:   SUP
                                          ----------------------------------